UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2016 (February 26, 2016)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, the Board of Directors of Vitamin Shoppe, Inc. voted to expand the size of the Board to eleven directors and appointed Guillermo Marmol as a director and member of the Nomination and Governance Committee, both effective as of February 29, 2016, and also nominated Mr. Marmol to stand for election as part of the Company’s slate of director nominees at the 2016 Annual Meeting, in each case pursuant to the previously announced Agreement dated as of January 12, 2016, among the Company and Carlson Capital, L.P. and certain of its affiliates.

Mr. Marmol has served as President of Marmol & Associates, a consulting firm that provides advisory services and investment capital to early stage technology companies, since March 2007 and, prior to that, from October 2000 to 2003. He served as Division Vice President and a member of the Executive Committee of Electronic Data Systems Corporation, a global technology services company, from 2003 to 2007, and as a director and Chief Executive Officer of Luminant Worldwide Corporation, an internet professional services company, from 1998 to 2000. He served as Vice President and Chair of the Operating Committee of Perot Systems Corporation, an information technology and business solutions company, from 1995 to 1998. He began his career at McKinsey & Company, a management consulting firm, rising to increasingly senior positions with the firm, including the positions of Director and Senior Partner from 1990 to 1995, and was a leader of the organization and business process redesign practices. Mr. Marmol is a director and chair of the audit committee of Foot Locker Inc., and a director of Principal Solar Inc. and KERA/KXT North Texas Public Broadcasting Inc., and he is a member of the Board of Trustees and Chair of the Finance Committee of the Center for a Free Cuba in Arlington, Virginia. Mr. Marmol was a director of Information Services Group, Inc. to April 26, 2013.

Mr. Marmol will be compensated for his Board service in accordance with the director compensation plan and stock ownership guidelines previously approved by the Board for non-employee directors.

There are no related party transactions between the Company and Mr. Marmol that would require disclosure under Item 404(a) of Regulation S-K.

Based on the director independence listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, the Nomination and Governance Committee and the Board affirmatively determined that Mr. Marmol is independent.

Item 7.01. Regulation FD Disclosure.

On March 1, 2016, the Company issued a press release announcing the expansion of the size of the Board to eleven directors, the appointment of Mr. Marmol as a director, and the nomination of Mr. Marmol to stand for election as part of the Company’s slate of director nominees at the 2016 Annual Meeting. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
99.1	Press Release dated March 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: March 1, 2016	By:	/s/ David M. Kastin
Name: David M. Kastin
Title: Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Document
99.1	Press Release dated March 1, 2016.